Exhibit 4.1

(FACE OF SECURITY)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED HEREIN,
THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
OF SUCH SUCCESSOR DEPOSITORY

No. 1	CUSIP: 883203 BZ3	$350,000,000

TEXTRON INC.
FLOATING RATE NOTE DUE NOVEMBER 10, 2020

TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Textron,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., as nominee for the Depository, or registered assigns, the principal sum of three hundred fifty million dollars ($350,000,000) on November 10, 2020 and to pay interest thereon, accruing from November 10, 2017 (the “Issue Date”) or the most recent date in respect of which interest has been paid or duly provided for at a rate per annum equal to the greater of (a) three-month LIBOR (as defined herein) for the applicable Interest Reset Period (as defined herein) or the Initial Interest Period (as defined herein) plus 55 basis points and (b) 0.00%, as determined by the Calculation Agent (as defined herein) as of the applicable Interest Determination Date (as defined herein) and in accordance with the provisions on the reverse of this Security, payable quarterly in arrears on February 10, May 10, August 10 and November 10 of each year (each an “Interest Payment Date”), commencing February 10, 2018 until the principal of the Securities is paid or made available for payment; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on February 1, May 1, August 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”) and interest payable at maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date or the Person in whose name this Global Security was originally registered, as the case may be, and may be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by Textron or may be paid at any time in any other lawful manner. The interest rate on the Securities shall be reset on each interest payment date (each such date, an “Interest Reset Date”), provided, that if notice of redemption has been mailed for the Securities, the interest rate thereon in effect on the date of such notice shall be the interest rate thereon through the Redemption Date (as defined herein). Interest on the Securities shall be computed on the basis of the actual number of days elapsed over a 360-day year. The amount of interest to be paid on the Securities for each Interest Reset Period or the Initial Interest Period shall be calculated by adding the Daily Interest Amounts (as defined herein) for each day in such Interest Reset Period or Initial Interest Period, as applicable

As used herein, the term “Depository” shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Exchange Act or other applicable statute or regulation, which in each case, shall be designated by Textron pursuant to the Indenture.

Payment of the principal and interest on this Global Security will be made at the corporate office or agency of the Trustee in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of Textron, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page to Follow]

IN WITNESS WHEREOF, Textron Inc. has caused this instrument to be duly executed under its corporate seal.

Dated: November 10, 2017		TEXTRON INC.

By:
Vice President and Treasurer

Attest:
Assistant Secretary

Signature Page to Global Security

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is a Global Security of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

By:
Authorized Signatory

Dated: November 10, 2017

Signature Page to Global Security

(REVERSE OF SECURITY)

TEXTRON INC.
FLOATING RATE NOTE DUE NOVEMBER 10, 2020

This Security is a Global Security evidencing a security of the duly authorized series of securities of Textron designated as its Floating Rate Notes due November 10, 2020 (the securities of such series are herein called the “Securities”), issued under an Indenture, dated as of September 10, 1999 (herein called the “Indenture”), between Textron and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (herein called the “Trustee”, which term includes any successor trustee under the Indenture). The terms of this Security include those stated in, or made pursuant to, the Indenture. The Securities are subject to all such terms, and reference is made to the Indenture, all indentures supplemental thereto and all written instruments of Textron establishing such terms for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Textron, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Three-month LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(a)           Three-month LIBOR is the rate for deposits in U.S. dollars for the three-month period that appears on the Designated LIBOR Page (as defined herein) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. If no rate appears on the Designated LIBOR Page, three-month LIBOR for such Interest Determination Date shall be determined in accordance with the provisions set forth in clause (b) below.

(b)           With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by Textron to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Business Day (as defined herein) immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such Interest Determination Date shall be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, three-month LIBOR for such Interest Determination Date shall be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks selected by Textron for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Business Day immediately following such

Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, three-month LIBOR for such Interest Determination Date shall be three-month LIBOR determined with respect to the immediately preceding Interest Determination Date.

Promptly upon calculation, the Calculation Agent shall inform Textron of the interest rate for the next Interest Reset Period. Upon request from any Holder of any of the Securities, the Calculation Agent shall provide the interest rate then in effect for such Securities for the current Interest Reset Period or Initial Interest Period, as applicable, and, if it has been determined, the interest rate to be in effect for the next Interest Reset Period.

All percentages resulting from any calculation of the interest rate on the Securities shall be rounded to the nearest one millionth of a percentage point with five ten millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .098765445) would be rounded to 9.876545% (or .09876545)), and all dollar amounts used in or resulting from such calculation on the Securities shall be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, (a) if any Interest Payment Date would otherwise be a day that is not a Business Day, then such Interest Payment Date shall be postponed to the following date that is a Business Day, except that interest payable on the Securities on any such Interest Payment Date (other than if such Interest Payment Date is the Maturity Date) shall accrue as a result of such postponement and (b) the interest rate on the Securities shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

For all purposes hereof:

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as calculation agent for the Securities under a Calculation Agency Agreement dated as of the Issue Date between Textron and The Bank of New York Mellon Trust Company, N.A.; provided, that Textron may change the calculation agent without prior notice to or consent of the Holders of the Securities.

“Daily Interest Amount” means the amount of interest for each day that the Securities are outstanding, and is calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities outstanding on such day.

“Designated LIBOR Page” means Bloomberg L.P. page “BBAM” on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

“Initial Interest Period” means the period from and including the Issue Date to but excluding the first Interest Reset Date.

“Interest Reset Period” means the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period for the Securities shall be the period from and including the Interest Reset Date immediately preceding the Maturity Date of the Securities to but excluding the Maturity Date.

“Interest Determination Date” means the second London Business Day immediately preceding the Issue Date, in the case of the Initial Interest Period, or thereafter the second London Business Day immediately preceding the applicable Interest Reset Date.

“LIBOR” means the U.S. dollar London Interbank Offered Rate.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

This Global Security is not subject to a mandatory or optional sinking fund requirement.

The Securities shall be redeemable, at the option of Textron, in whole or in part on November 12, 2018 or at any time or from time to time thereafter (the “Redemption Date”), at a price equal to 100% of the aggregate principal amount of the Securities being redeemed, plus accrued and unpaid interest on such Securities up to, but not including, the Redemption Date (the “Redemption Price”)

The notice of redemption of the Securities may summarize the method by which the Redemption Price will be determined rather than state the actual dollar amount.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless Textron has exercised its right to redeem the Securities pursuant to provisions hereof, each Holder of Securities will have the right to require Textron to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities as provided herein (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, on such Securities to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, Textron shall send, by first class mail, a notice to each Holder of Securities, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i)          a description of the transaction or transactions that constitute such Change of Control Triggering Event;

(ii)         that the Change of Control Offer is being made pursuant to provisions hereof and that all Securities validly tendered will be accepted for payment;

(iii)        the Change of Control Payment and the date of the making thereof (the “Change of Control Payment Date”), which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;

(iv)        that any Security not tendered will continue to accrue interest;

(v)         that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date unless Textron shall default in the Change of Control Payment and the only remaining right of the Holder thereof is to receive the Change of Control Payment upon surrender of such Security to the Paying Agent;

(vi)        that Holders of the Securities electing to have a portion of a Security purchased pursuant to a Change of Control Offer may only elect to have such Security purchased in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof;

(vii)       that if a Holder of Securities elects to have such Securities purchased pursuant to the Change of Control Offer it will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii)      that a Holder of Securities will be entitled to withdraw its election if Textron receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Securities purchased; and

(ix)        that if Securities are purchased only in part a new Security of the same type will be issued in a principal amount equal to the unpurchased portion of the Securities surrendered.

On the Change of Control Payment Date, Textron shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by Textron.

The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee, upon receipt of an order from Textron, shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any, in denominations as set forth in the Indenture.

Textron shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions hereof, Textron will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue of such conflicts.

For all purposes hereof:

“Below Investment Grade Rating Event” means the ratings on the Securities are lowered by each of the Rating Agencies and the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or Textron in writing at the Trustee’s or Textron’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Textron’s properties or assets and of Textron’s subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act (a “Group”) other than Textron or one of Textron’s subsidiaries;

(b)  the adoption of a plan relating to liquidation or dissolution of Textron;

(c)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Textron’s Voting Stock; or

(d)  the first day on which a majority of the members of Textron’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) Textron becomes a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Textron’s Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of Textron’s Board of Directors who (1) was a member of Textron’s Board of Directors on the date of the issuance of the Securities or (2) was nominated for election, elected or appointed to Textron’s Board of Directors with the approval of a majority of the Continuing Directors who were members of Textron’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Textron’s proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of Textron’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Textron (as certified by a resolution of Textron’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, LLC, a division of S&P Global Inc., and its successors.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Textron and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by Textron and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by Textron with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

Without the consent of the Holder of any Securities, Textron and the Trustee may enter into one or more indentures supplemental to the Indenture to evidence the succession of another corporation to Textron and the assumption by such successor of the covenants of Textron in the Indenture or this Global Security, to add to the covenants of Textron for the benefit of the Holders of all or any series of Securities, to add additional Events of Default, to change or eliminate any of the provisions of the Indenture provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such provision, to secure the Securities of any series, to establish the form or terms of Securities of any series, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of the Indenture, to cure any ambiguity, to correct any defect or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect or for the other purposes set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth and herein provided, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of Textron in any place where the principal of, premium, if any, and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Textron and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security evidencing the Securities evidenced hereby, or like tenor and for the same aggregate principal amount, will be issued to the designated transfer or transferees; provided, however, that for so long as any Securities are evidenced by this Global Security, this Global Security may be transferred in whole but not in part, only to another nominee of the Depository or to a successor Depository selected or approved by Textron or to a nominee of such successor Depository.

There is no limit on the aggregate principal amount of Securities of this series that may be issued by Textron. Without notice to or consent of any Holder of any Securities of this series, Textron may, from time to time and at any time, issue and sell additional Securities of this series with the same title and terms as this Security, except for the payment of interest accruing prior to the issue date of such additional Securities or except for the first payment of interest following the issue date of such additional Securities.

The Securities of this series are issuable only in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 unless otherwise specified above. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but Textron may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, Textron, the Trustee and any agent of Textron or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security is overdue, and neither Textron, the Trustee nor any such agent shall be affected by notice to the contrary.

If at any time (a) the Depository notifies Textron that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor Depository is not appointed by Textron within 90 days after Textron receives such notice or becomes aware of such condition, as the case may be, or (b) an Event of Default has occurred and is continuing and DTC requests the issuance of Securities in definitive registered form, Textron will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form without coupons, in denomination of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as “authorized denominations”), of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. In addition, Textron may at any time determine that the Securities evidenced hereby shall no longer be represented by a Global Security. In such event Textron will execute, and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by Textron, will authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Upon the exchange of this Global Security for such Securities in definitive registered form, without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

All terms used in this Global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security, tax identification number or other identifying number of assignee)

(Please print or type name and address, including postal zip code of assignee)

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing                                                       attorney to transfer said Global Security on the books of Textron, with full power of substitution in the premises.

Dated:

Signature:

Signature guarantee:

NOTE:  The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

OPTION OF HOLDER TO ELECT PURCHASE

If the undersigned wants to elect to have this Security purchased by Textron pursuant to the provisions hereof, check the box below:

☐

If the undersigned wants to elect to have only part of this Security purchased by Textron pursuant to the provisions hereof, state the amount the undersigned elects to have purchased:

$

Dated:

Signature:

Tax Identification Number:

Signature guarantee:

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.